CHEQUEMATE INTERNATIONAL, INC.
                   57 West 200 South, Suite 350
                     Salt Lake City, UT 84101

                              PROXY

              FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON
                         August 15, 1997

               THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned shareholder(s) appoint(s) Lavar Butler or Ken Redding, with power of substitution, to represent and to vote on behalf of the undersigned, all of the shares of Common Stock of Chequemate International, Inc. which the undersigned is entitled to vote at the meeting of the shareholders, to be held at 57 West 200 South Suite #350; Salt Lake City, Utah, on Friday, August 15, 1997 at 3:00 p.m., and at any adjournment thereof, revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the accompanying Proxy Statement, receipt of which is hereby acknowledged.

     Please sign this proxy exactly as the name appears on your stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, guardian or other capacity, please give title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign the partnership name by an authorized person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), (3) AND (4).

1. RATIFICATION OF BOARD ACTION to purchase the assets of Quality Products Distribution, Inc.

          (   )     FOR       (   )     AGAINST        (   )     ABSTAIN


2. RATIFICATION OF BOARD ACTION to license the technology and intellectual property of Advanced Technology Group, LLC.

          (   )     FOR       (   )     AGAINST        (   )     ABSTAIN

3.   ELECTION OF DIRECTORS

          (   )     For all nominees listed below (except as marked to the
                    contrary below).

          (   )     Withhold authority to vote for all nominees listed below:

               Blaine Harris            Lavar Butler
               Harold P. Glick          Robert E. Warfield
               Chuck Coonradt           Bert Alvey

INSTRUCTION: (To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)




4. PROPOSAL TO APPROVE THE APPOINTMENT OF JONES JENSEN & COMPANY as the independent public accountants of the corporation.

          (   )     FOR       (   )     AGAINST        (   )     ABSTAIN


5. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). Where direction is not made, this proxy will be voted for proposals 1, 2, 3 and 4.


DATED this             day of           , 1997.


Our records indicate the following:

                                   Signature



                                   Signature if held jointly


      PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY BALLOT
             PROMPTLY USING THE ENCLOSED ENVELOPE.

    PLEASE MAKE CORRECTIONS TO THE INFORMATION SHOWN ABOVE.